Exhibit 99.3

Contact:

Emily Poe	Robyn Brown
WeissComm Partners	The Medicines Company
Phone: (212) 301-7183	Phone: (973) 290-6000
epoe@wcpglobal.com	investor.relations@themedco.com
THE MEDICINES COMPANY COMPLETES ACQUISITION OF TARGANTA
THERAPEUTICS CORPORATION
PARSIPPANY, NJ, Feb 26, 2009 — The Medicines Company (NASDAQ: MDCO) announced today that it has completed its acquisition of Targanta Therapeutics Corporation through a short-form merger of Boxford Subsidiary Corporation (Boxford), a direct wholly owned subsidiary of The Medicines Company, into Targanta. With the consummation of the merger, Targanta has become a wholly owned subsidiary of The Medicines Company.
“This completes another step in our strategy to build a leading, global critical care medicines business. We now look forward to design and implementation of an oritavancin Phase 3 clinical trial program,” said Clive Meanwell, M.D., Chairman and Chief Executive Officer of The Medicines Company.
Targanta’s common stock will no longer trade on the NASDAQ Global Market. Detailed instructions will be mailed to former Targanta stockholders who did not tender their shares in the tender offer that preceded the merger. These instructions will outline the steps to be taken by such former Targanta stockholders to obtain the consideration payable in the merger, consisting of (1) $2.00 per share in cash plus (2) the contractual right to receive up to an additional $4.55 per share in contingent cash payments if specified regulatory and commercial milestones are achieved within agreed upon time periods, pursuant to the previously announced Agreement and Plan of Merger by and among The Medicines Company, Boxford and Targanta, dated January 12, 2009. The merger consideration is subject to any applicable tax withholding and no interest will be paid thereon.
“The acquisition of Targanta further diversifies our pipeline and potential sources of future revenue, enhancing our long-term financial stability,” said Glenn Sblendorio, Executive Vice President and Chief Financial Officer of The Medicines Company.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

About The Medicines Company
The Medicines Company (NASDAQ: MDCO) is focused on advancing the treatment of critical care patients through the delivery of innovative, cost-effective medicines to the worldwide hospital marketplace. The Company markets Angiomax(R) (bivalirudin) in the United States and other countries for use in patients undergoing coronary angioplasty, and Cleviprex(R) (clevidipine butyrate) injectable emulsion in the United States for the reduction of blood pressure when oral therapy is not feasible or not desirable. The Company also has an investigational antiplatelet agent, cangrelor, in late-stage development and a serine protease inhibitor, CU-2010, in early-stage development. Through the acquisition of Targanta Therapeutics, The Medicines Company’s pipeline also includes oritavancin, a semi-synthetic lipoglycopeptide antibiotic currently awaiting EU regulatory approval. The Medicines Company’s website is www.themedicinescompany.com.
Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes,” “anticipates,” “expects” and “estimates” and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include: the Company’s ability to successfully integrate the business, operations and products of the two companies and to realize expected synergies from such integration; the Company’s ability to retain key employees; the effects of disruption from the acquisition and integration of Targanta, making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; transaction costs; whether the Company’s products and product candidates, including those obtained in the acquisition, will advance in the clinical trial process on a timely basis or at all; whether clinical trial results will warrant submission of applications for regulatory approval; whether the Company will be able to obtain regulatory approvals; whether physicians, patients and other key decision-makers will accept clinical trial results; whether the Company will be able to successfully distribute and market its approved products; and such other factors as are set forth in the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company’s Quarterly Report on Form 10-Q filed on November 10, 2008 and the risk factors contained in Targanta Therapeutic Corporation’s Annual Report on Form 10 K for the year ended
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898

December 31, 2007 and its subsequent quarterly reports filed with the Securities and Exchange Commission, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.
The Medicines Company 8 Sylvan Way Parsippany, New Jersey 07054 Tel: (973)290-6000 Fax: (973)656-9898